Exhibit 99.5

Unaudited Pro Forma Condensed Combined Financial Information
of Steel Excel Inc. and SWH, Inc.

On May 31, 2012, Steel Excel Inc. (“Steel Excel”) acquired all of the capital stock of SWH, Inc. (“SWH”) pursuant to a Share Acquisition Agreement, dated as of April 30, 2012 (the “Acquisition Agreement”), by and among Steel Excel, BNS Holding, Inc. (“BNS”), SWH and SPH Group Holdings LLC (“SPH”). The acquisition of SWH constituted the acquisition of substantially all of BNS’s operating assets. The aggregate acquisition price consisted of the issuance of 2,027,500 shares of Steel Excel common stock (provisionally valued at $27 per share, the closing price on May 30, 2012) and cash of $7.9 million.

This exhibit provides the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012, giving effect to the acquisition of SWH by Steel Excel, as if it had been completed on January 1, 2011. A pro forma balance sheet as of March 31, 2012 has not been presented herein since the historical balance sheet of Steel Excel as of June 30, 2012 included in Steel Excel’s Quarterly Report on Form 10-Q, filed with the Commission on August 9, 2012, already reflects the acquisition of SWH.

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Steel Excel and SWH. SWH was acquired by BNS on February 2, 2011. The historical financial statements of SWH through February 2, 2011 are considered those of the Predecessor, while the historical financial statements of SWH subsequent to February 2, 2011 are considered those of the Successor to reflect the difference basis of accounting resulting from the push down of the fair value of the assets acquired and liabilities assumed as of the acquisition date by BNS. There were no intercompany balances or transactions between Steel Excel and SWH for the periods presented in these unaudited pro forma condensed combined financial statements.

The acquisition is reflected in the unaudited pro forma condensed combined financial statements according to the acquisition method required by the Financial Accounting Standard Board’s Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”). Under the acquisition method, the acquisition-date fair value of consideration transferred to effect the transactions, as described in Note 2, is allocated to the assets acquired and liabilities assumed based on their fair values. Steel Excel has made significant estimates and assumptions in determining the fair value of non-cash consideration and the preliminary allocation of the acquisition consideration in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The initial estimate of acquisition consideration and allocation of the consideration are subject to change based on further review of the fair value of the assets acquired and liabilities assumed. In accordance with ASC 805, any subsequent changes to the acquisition consideration allocation during the acquisition measurement period that result in material changes to our consolidated financial statements will be adjusted retrospectively.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, and are prepared by management only for informational purposes in accordance with Article 11 of Regulation S-X and are not necessarily indicative of the results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor are they indicative of future operating results. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition and also do not include any integration costs or any additional expenses that may be incurred.

STEEL EXCEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS1
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands, except per share data)

		SWH, Inc.
	Steel	Period From January 1 to February 2, 2011	Period from February 2 to December 31, 2011	Pro Forma		Pro Forma
	Excel Inc.	(Predecessor)	(Successor)	Adjustments		Combined

Net revenues	$2,593	$2,578	$32,984	$-		$35,577
Cost of revenues	1,477	1,491	18,201	3,829	Y1	23,507

Gross margin	1,116	1,087	14,783	(3,829)		12,070

Operating expenses:
Selling, general and administrative	9,944	264	6,185	5,925	Y2	22,054
Restructuring charges	(31)	-	-	-		(31)
Total operating expenses	9,913	264	6,185	5,925		22,023

Income (loss) from continuing operations	(8,797)	823	8,598	(9,754)		(9,953)

Interest and other income (expense), net	8,353	(1,584)	(498)	-		7,855

Income (loss) from continuing operations before taxes	(444)	(761)	8,100	(9,754)		(2,098)

(Provision for) benefit from income taxes	226	268	(3,232)	2,639	Y3	(367)

Income (loss) from continuing operations, net of taxes	(218)	(493)	4,868	(7,115)		(2,465)

Income from discontinued operations, net of taxes	1,910	-	-	-		1,910
Gain on disposal of discontinued operations, net of taxes	5,005	-	-	-		5,005
Net income from discontinued operations, net of taxes	6,915	-	-	-		6,915

Net income (loss)	6,697	(493)	4,868	(7,115)		4,450

Net loss attributable to non-controlling interest	(72)	-	-	-		(72)

Net income (loss) attributable to Steel Excel Inc.	$6,769	$(493)	$4,868	$(7,115)		$4,522

Basic income per share:
Income from continuing operations, net of taxes	$(0.02)					$(0.19)
Net income from discontinued operations, net of taxes	$0.64					$0.54
Net income attributable to Steel Excel Inc.	$0.62					$0.35

Diluted income per share:
Income from continuing operations, net of taxes	$(0.02)					$(0.19)
Net income from discontinued operations, net of taxes	$0.63					$0.54
Net income attributable to Steel Excel Inc.	$0.62					$0.35

Shares used in computing income (loss) per share:
Basic	10,882			2,027	Y4	12,909
Diluted	10,897			2,027	Y4	12,924

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(1)	Assumes acquisition date of January 1, 2011.

STEEL EXCEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS1
FOR THE THREE MONTHS ENDED MARCH 31, 2012
(in thousands, except per share data)

	Steel Excel Inc.	SWH, Inc. (Successor)	Pro Forma Adjustments		Pro Forma Combined

Net revenues	$14,807	$12,361	$-		$27,168
Cost of revenues	9,063	6,548	960	Q1	16,571

Gross margin	5,744	5,813	(960)		10,597

Operating expenses:
Selling, general and administrative	7,845	2,369	496	Q2	10,710

Income (loss) from operations	(2,101)	3,444	(1,456)		(113)

Interest and other income (expense), net	(229)	(190)	-		(419)

Income (loss) before income taxes	(2,330)	3,254	(1,456)		(532)

(Provision for) benefit from income taxes	(138)	(1,258)	1,233	Q3	(163)

Net income (loss)	(2,468)	1,996	(223)		(695)

Net loss attributable to non-controlling interest	(580)	-	-		(580)

Net income (loss) attributable to Steel Excel Inc.	$(1,888)	$1,996	$(223)		$(115)

Income (loss) per share attributable to Steel Excel Inc.:
Basic	$(0.17)				$(0.01)
Diluted	$(0.17)				$(0.01)

Shares used to compute income (loss) per share:
Basic	10,891		2,027	Q4	12,918
Diluted	10,891		2,027	Q4	12,918

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(1)	Assumes acquisition date of January 1, 2011.

STEEL EXCEL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction and Basis of Presentation

On May 31, 2012, Steel Excel Inc. (“Steel Excel”) acquired all of the capital stock of SWH, Inc. (“SWH”) pursuant to a Share Acquisition Agreement, dated as of April 30, 2012 (the “Acquisition Agreement”), by and among Steel Excel, BNS Holding, Inc. (“BNS”), SWH and SPH Group Holdings LLC (“SPH”). The acquisition of SWH constituted the acquisition of substantially all of BNS’s operating assets. The aggregate acquisition price consisted of the issuance of 2,027,500 shares of Steel Excel common stock (provisionally valued at $27 per share, the closing price on May 30, 2012) and cash of $7.9 million.

The acquisition is reflected in the unaudited pro forma condensed combined financial statements according to the acquisition method required by the Financial Accounting Standard Board’s Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method, the acquisition-date fair value of consideration transferred to effect the transactions, as described in Note 2, is allocated to the assets acquired and liabilities assumed based on their fair values. Steel Excel has made significant estimates and assumptions in determining the fair value of non-cash consideration and the preliminary allocation of the acquisition consideration in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the acquisition. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The initial estimate of acquisition consideration and allocation of the consideration are subject to change based on further review of the fair value of the assets acquired and liabilities assumed. In accordance with ASC 805, any subsequent changes to the acquisition consideration allocation during the acquisition measurement period that result in material changes to our consolidated financial statements will be adjusted retrospectively.

The unaudited pro forma condensed combined financial statements, which combine the historical operating results of Steel Excel and SWH for the year ended December 31, 2011 and the three months ended March 31, 2012, with pro forma adjustments, assume the acquisition was completed on January 1, 2011. SWH was previously acquired by BNS on February 2, 2011. As such, SWH’s audited historical financial statements for the year ended December 31, 2011 include a statement of operations of the Predecessor for the period January 1 through February 2, 2011 and a statement of operations of the Successor for the period February 2 through December 31, 2011. A pro forma balance sheet as of March 31, 2012 has not been presented herein since the historical balance sheet of Steel Excel as of June 30, 2012 included in Steel Excel’s Quarterly Report on Form 10-Q, filed with the Commission on August 9, 2012, already reflects the acquisition of SWH.

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation and other professional fees) that are not expected to recur are not included as a component of consideration transferred and are excluded from the unaudited pro forma condensed combined statements of operations. Steel Excel expects to incur total acquisition-related costs of approximately $1.2 million.

The pro forma adjustments are based on information available as of the date of this report. The unaudited pro forma condensed combined financial statements also do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The pro forma adjustments are based on information available as of the date of this report and are described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined companies. They should be read in conjunction with the historical consolidated financial statements and the notes thereto of Steel Excel and SWH.

2.	Acquisition Consideration and Estimated Fair Value of Assets Acquired and Liabilities Assumed

Total consideration transferred for Steel Excel to acquire SWH was $62.7 million, comprised of cash of $7.9 million and 2,027,500 shares of its common stock (provisionally valued at $27 per share).

The preliminary estimate of non-consideration and allocation of the consideration transferred to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the actual amounts recorded for the acquisition may differ from the information presented.

For the purpose of the Pro Forma Financial Data, Steel Excel has made a preliminary estimated allocation of the consideration to the assets acquired and liabilities assumed as follows:

Allocation of
Consideration
Transferred

Cash	$3,561
Accounts receivable	7,233
Prepaid expense and other current assets	782
Property and equipment	29,787
Identifiable intangible assets	27,300
Other long-term assets	714
Accounts payable	(1,036)
Accrued expenses and other current liabilities	(6,074)
Long-term debt	(16,000)
Capital lease obligations	(1,622)
Deferred tax liabilities	(5,510)
Total net identifiable assets	39,135

Goodwill	23,529

Net assets acquired	$62,664

Details of acquired definite-lived intangibles are as follows (in thousands, except for years):

	Intangible Fair Value Acquired	Useful Life (in Years)	First Year Amortization

Trade name	$3,200	5	$1,280
Customer relationships	24,100	10	4,820
	$27,300		$6,100

Weighted average life of intangibles		9.4

The amortization of the definite-lived identifiable intangible assets on an accelerated basis for the first five years after acquisition and thereafter is as follows (in thousands):

Amortization Expense
For the year ended December 31:
2011	$6,100
2012	4,624
2013	3,492
2014	2,917
2015	2,334
Thereafter	7,833
$27,300

Identifiable Intangible Assets – Trade name is primarily related to the Sun Well Service, Inc. (“Sun Well”) name, which is SWH’s sole business. Sun Well is a provider of premium well services to oil and gas exploration and production companies operating in the Williston Basin in North Dakota and Montana. Customer relationships represent existing contracted relationships with oil and exploration companies. The trade name and customer relationships will be amortized on an accelerated basis over their estimated useful lives, which management believes is the best representation of their expected impact on related cash flows.

The estimated fair values of the trade name and customer relationships were primarily determined using either the relief-from-royalty or excess earnings methods. The rates utilized to discount net cash flows to their present values were determined after consideration of the overall enterprise rate of return and the relative risk and importance of the assets to the generation of future cash flows.

The acquisition will be treated for tax purposes as a non-taxable transaction and, as such, the historical tax bases of the acquired assets and assumed liabilities, net operating losses, and other tax attributes of SWH will carryover. As a result, no new tax-deductible goodwill will be created in connection with the acquisition as there is no step-up to fair value of the underlying tax bases of the acquired net assets. Acquisition accounting includes the establishment of net deferred tax assets and liabilities resulting from book-tax basis differences related to assets acquired and liabilities assumed on the date of acquisition.

Goodwill – Approximately $23.5 million has been allocated to goodwill. Goodwill represents the excess of the consideration transferred over the fair value of the underlying net tangible and identifiable intangible assets acquired. In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event our management determines that the value of goodwill has become impaired, we may incur an accounting charge for the amount of impairment during the quarter in which the determination was made. We believe the growth potential of SWH along with the expected synergies with Steel Excel’s other oilfield services businesses support the amount of goodwill recorded.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of Steel Excel and SWH and should be read in conjunction with the historical financial statements of Steel Excel and SWH.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

		Adjustments Twelve-Month Period Ended December 31, 2011		Three Months Ended March 31, 2012
		(in thousands)
Cost of revenues
To eliminate historical step-up depreciation of fixed assets		$109		$30
To record step-up depreciation of fixed assets acquired		3,720		930
	Y1	$3,829	Q1	$960

Selling, general and administrative expenses
To eliminate historical amortization of intangible assets		$(477)		$(130)
To record amortization of acquired intangible assets		6,100		1,156
To eliminate historical step-up depreciation of fixed assets		(37)		(10)
To eliminate historical phantom stock expense based on EBITDA		(1,009)		(857)
To record phantom stock expense based on fixed value		1,348		337
	Y2	$5,925	Q2	$496

(Provision for) benefit from income taxes
To adjust income taxes to reflect estimated effective tax rate	Y3	$2,639	Q3	$1,233

Shares used in computing income (loss) per share:
To reflect shares issued as consideration in acquistion	Y4	2,027	Q4	2,027